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                                                                     EXHIBIT 5.1


[LETTERHEAD OF DAY EDWARDS FEDERMAN PROPESTER & CHRISTENSEN, P.C. APPEARS HERE]


                                June 2, 1997



BancFirst Corporation
101 N. Broadway
Suite 200
Oklahoma City, Oklahoma 73102

     Re:  BancFirst Corporation
          BFC Capital Trust I
          Registration Statement on Form S-4
          File No. 333-25599

Ladies and Gentlemen:

     We have acted as counsel to BancFirst Corporation, an Oklahoma corporation (the "Corporation") and Sponsor of BFC Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with a Registration Statement on Form S-4 (the "Registration Statement") relating to: (i) the proposed issuance by the Trust of $25,000,000 aggregate Liquidation Amount of the Trust's 9.65% Series B Capital Securities (the "New Capital Securities") registered under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for up to $25,000,000 aggregate Liquidation Amount of the Trust's outstanding 9.65% Series A Capital Securities (the "Old Capital Securities"); (ii) the proposed issuance by the Corporation to the Trust, in an aggregate principal amount corresponding to the aggregate Liquidation Amount of the New Capital Securities, of the Corporation's 9.65% Series B Junior Subordinated Deferrable Interest Debentures due January 15, 2027 (the "New Junior Subordinated Debentures") registered under the Securities Act in exchange for a comparable aggregate principal amount of the Company's outstanding 9.65% Series A Junior Subordinated Deferrable Interest Debentures due January 15, 2027 (the "Old Junior Subordinated Debentures"); and
(iii) the Corporation's guarantee of the New Capital Securities (the "New Guarantee") registered under the Securities Act. The New Capital Securities will be issued under an Amended and Restated Declaration of Trust for the Trust, dated February 4, 1997 (the "Amended Declaration"), among the Corporation, as Sponsor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and the Administrative Trustees named therein, while the New Junior Subordinated Debentures will be issued under an Indenture, dated as of February 4, 1997 (the "Indenture"), between the Corporation and The Bank of New York, as debenture trustee.
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Bancfirst Corporation
June 2, 1997
Page 2

     We have examined such documents and records as we deemed appropriate, including the following:

     (i) Copy of the Certificate of Incorporation, as amended, of the Corporation, certified as of a recent date by the Secretary of State of the State of Oklahoma.

     (ii) Copy of the By-Laws of the Corporation, certified as of a recent date by the Assistant Secretary of the Corporation to be a true and complete copy.

     (iii) Copy, certified as of a recent date by the Assistant Secretary of the Corporation to be a true copy, of the votes of the Board of Directors of the Corporation adopted January 23, 1997 authorizing the filing of the Registration Statement, the issuance of the New Guarantee and the exchange of the New Capital Securities and the New Junior Subordinated Debentures in the circumstances referred to above.

     In addition, as to questions of fact material to our opinion, we have relied upon certificates of officers of the Corporation, the Administrative Trustees of the Trust and public officials.

     In the course of our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Corporation or the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

     Based upon the foregoing, we are of the opinion that:

     (1) The New Junior Subordinated Debentures have been duly authorized by all requisite corporate action of the Corporation.

     (2) The New Guarantee has been duly authorized by all requisite corporate action of the Corporation.
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Bancfirst Corporation
June 2, 1997
Page 3

     We are members of the Bar of the State of Oklahoma and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Oklahoma and the federal laws of the United States of America. This opinion is for the benefit of the Corporation and Brown & Wood LLP, special counsel to the Corporation, and may be relied upon by such counsel in giving their opinion in connection with the Registration Statement. Except as so noted, this opinion may not be relied upon in any manner whatsoever by any other person or entity.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of New Securities" contained in the Prospectus included therein.

                          Sincerely,

                          Day Edwards Federman Propester & Christensen, P.C.

                          /s/ Day Edwards Federman Propester & Christensen, P.C.